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Scott Wylie - Vice President	Sue Martenson - Senior Manager
Investor Relations	Public Relations
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swylie@altera.com	newsroom@altera.com

ALTERA ANNOUNCES SECOND QUARTER RESULTS
REVENUE UP 21 PERCENT SEQUENTIALLY

San Jose, Calif., July 24, 2012 — Altera Corporation (NASDAQ: ALTR) today announced second quarter sales of $464.8 million, up 21 percent from the first quarter of 2012 and down 15 percent from the second quarter of 2011. Second quarter net income was $162.7 million, $0.50 per diluted share, compared with net income of $115.8 million, $0.35 per diluted share, in the first quarter of 2012 and $214.6 million, $0.65 per diluted share, in the second quarter of 2011.

Year-to-date cash flow from operating activities was $175.3 million. Altera repurchased 3.5 million shares of its common stock during the quarter at a cost of $121.0 million. Altera ended the quarter with
$3.5 billion in cash and investments.

Altera's board of directors has increased the company's quarterly cash dividend to $0.10 per share, up from the previous dividend of $0.08 per share. The board of directors has declared that the next quarterly dividend will be paid on September 4, 2012 to stockholders of record on August 10, 2012.

Altera's board of directors has approved a 10.0 million share increase to the number of shares authorized for repurchase under the company's share repurchase program. There are now 14.6 million shares authorized by the board of directors for repurchase. Under the program, which was previously authorized by the board of directors, shares may be purchased in the open market from time to time at the discretion of the company's management.

 "New product revenue surged this quarter, as sales of both 28-nm and 40-nm accelerated strongly, driving the sharp revenue improvement from the prior quarter. Though growth was quite broad, the results in our Telecom and Wireless vertical market were particularly notable," said John Daane, president, chief executive officer, and chairman of the board. "Leading edge 28-nm FPGAs are creating more opportunities for us as we displace more ASICs and ASSPs. Our 28-nm competitive position remains strong. We estimate that to date we have secured the majority of available 28-nm FPGA design win value."

Several recent accomplishments mark the company's continuing progress:

•
Altera released the latest version of its industry-proven Quartus® II development software, the industry's number one software in performance and productivity for FPGA design. Quartus II software version 12.0 provides customers additional productivity and performance advantages, such as up to 4X faster compile times for high-performance 28-nm designs. Additional upgrades include broadened 28-nm device support, including initial support for Altera's system-on-chip (SoC) FPGAs, enhanced Qsys system integration and DSP Builder tools, and improved intellectual property (IP) core offerings.

•
Altera has delivered significant reductions in development times and dramatic increases in system performance for early customers in Altera's OpenCL for FPGAs program. Altera launched its OpenCL for FPGAs program in November 2011. As part of the program, Altera initiated work with early customers, academia and standards groups to define and develop an OpenCL for FPGAs solution. OpenCL for FPGAs combines the industry-standard OpenCL parallel programming language with the parallel performance capabilities of FPGAs to deliver higher performance compared to multi-core CPUs and CPU/GPU-based systems. In addition, Open CL for FPGAs delivers a significant productivity advantage to designers who have traditionally modeled their algorithms in C and converted them to HDL. An OpenCL solution for FPGAs further drives adoption of FPGAs in a variety of markets, including military, medical, computer and broadcast.

SELECTED SECOND QUARTER REVENUE AND RELATED RESULTS

Key New Product Devices	Sequential Comparisons
Stratix V	190%
Stratix IV	37%
Arria II	67%
Cyclone IV	59%
HardCopy IV	(55)%

Vertical Markets	Sequential Comparisons	Comments
Telecom & Wireless	33%	Telecom and Wireless both up
Industrial Automation, Military & Automotive	4%	Industrial up, Military and Automotive down
Networking, Computer & Storage	26%	Networking and Computer & Storage up
Other	12%	Broadly up

($ in thousands) Key Ratios & Information	June 29, 2012	March 30, 2012
Current Ratio	6:1	4:1
Liabilities/Equity	1:2	1:2
Quarterly Operating Cash Flows	$85,539	$89,763
TTM Return on Equity	20%	23%
Quarterly Depreciation Expense	$7,688	$7,367
Quarterly Capital Expenditures	$7,409	$23,903
Inventory MSOH (1): Altera	3.1	2.9
Inventory MSOH (1): Distribution	0.6	0.7
Cash Conversion Cycle (Days)	130	91
Turns	38%	46%
Book to Bill	<1.0	>1.0

Note (1): MSOH: Months Supply On Hand

ALTERA CORPORATION
NET SALES SUMMARY
(Unaudited)

	Three Months Ended			Quarterly Growth Rate
	June 29, 2012	March 30, 2012	July 1, 2011	Sequential Change	Year- Over-Year Change
Geography
Americas	17%	18%	19%	18%	(22)%
Asia Pacific	46%	43%	40%	29%	(4)%
EMEA	23%	23%	27%	18%	(28)%
Japan	14%	16%	14%	8%	(15)%
Net Sales	100%	100%	100%	21%	(15)%

Product Category
New	31%	26%	18%	44%	43%
Mainstream	30%	32%	36%	14%	(30)%
Mature and Other	39%	42%	46%	13%	(27)%
Net Sales	100%	100%	100%	21%	(15)%

Vertical Market
Telecom & Wireless	45%	41%	46%	33%	(17)%
Industrial Automation, Military & Automotive	19%	22%	22%	4%	(25)%
Networking, Computer & Storage	18%	17%	15%	26%	(1)%
Other	18%	20%	17%	12%	(11)%
Net Sales	100%	100%	100%	21%	(15)%

FPGAs and CPLDs
FPGA	85%	83%	80%	24%	(11)%
CPLD	9%	10%	10%	8%	(27)%
Other Products	6%	7%	10%	9%	(42)%
Net Sales	100%	100%	100%	21%	(15)%

Product Category Description

•
New Products include the Stratix® V (including GS, GT and GX), Stratix IV (including E, GX and GT), Arria® V, Arria II (including GX and GZ), Cyclone® V, Cyclone IV (including E and GX), MAX® V, and HardCopy® IV devices.

•	Mainstream Products include the Stratix III, Cyclone III, MAX II, and HardCopy III devices.

•
Mature and Other Products include the Stratix II (and GX), Stratix (and GX), Arria GX, Cyclone II, Cyclone, Classic™, MAX 3000A, MAX 7000, MAX 7000A, MAX 7000B, MAX 7000S, MAX 9000, HardCopy II, HardCopy, FLEX® series, APEX™ series, Mercury™, and Excalibur™ devices, configuration and other devices, intellectual property cores, and software and other tools.

Business Outlook for the Third Quarter 2012

Sales and Income Statement

Sequential Sales Growth	Up 2% to 6%
Gross Margin	70% +/- .5%
Research and Development	$95 to 97 million
SG&A	$72 to 74 million
Tax Rate	12 to 13%
Diluted Share Count	Approximately 324 million
Turns	Mid-30's
MSOH	Approximately 4.0

Vertical Market

Telecom & Wireless	Up slightly
Industrial Automation, Military & Automotive	Up, driven primarily by Military and Automotive
Networking, Computer & Storage	Both down
Other	Up

Second Quarter Earnings Conference Call

A conference call will be held today at 1:45 p.m. Pacific Time to discuss the quarter's results and management's current business outlook. The web cast and subsequent replay will be available in the Investor Relations section of the company's website at www.altera.com. A telephonic replay of the call may be accessed later in the day by calling (719) 457-0820 and referencing confirmation code 258712. The telephonic replay will be available for two weeks following the live call.

Third Quarter Update

Altera's third quarter business update will be issued in a press release available after the market close on September 4, 2012.

Forward-Looking Statements

Statements in this press release that are not historical are "forward-looking statements" as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as "will," "expects," "anticipates," or other words that imply or predict a future state. Forward-looking statements include, but are not limited to, our expectation of expansion in 28-nm FPGA opportunities, our ability to displace ASICs and ASSPs and our competitive position at 28-nm, as well as any projection of revenue, gross margin, expense or other financial items discussed in the Business Outlook section or elsewhere in this press release. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, current global economic conditions, customer business environment, customer inventory levels, vertical market mix, market acceptance of the company's products, product introduction schedules, the rate of growth of the company's new products including Cyclone® V, Cyclone IV, Arria® V, Arria II, Stratix® V, Stratix IV FPGAs, MAX® V CPLDs and HardCopy® IV device families, as well as changes in economic conditions and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission (SEC) from time to time. Copies of Altera's SEC filings are posted on the company's website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

 About Altera

Altera programmable solutions enable system and semiconductor companies to rapidly and cost-effectively innovate, differentiate and win in their markets. Find out more about Altera's FPGA, CPLD and ASIC devices at www.altera.com. Follow Altera via Facebook, RSS and Twitter.

###

ALTERA, ARRIA, CYCLONE, HARDCOPY, MAX, MEGACORE, NIOS, QUARTUS and STRATIX words and logos are trademarks of Altera Corporation and registered in the U.S. Patent and Trademark Office and in other countries. All other words and logos identified as trademarks or service marks are the property of their respective holders as described at www.altera.com/legal.

ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share amounts)	June 29, 2012	March 30, 2012	July 1, 2011	June 29, 2012	July 1, 2011

Net sales	$464,831	$383,754	$548,383	$848,585	$1,084,196
Cost of sales	141,315	114,834	159,716	256,149	306,626
Gross margin	323,516	268,920	388,667	592,436	777,570
Operating expense
Research and development expense	92,356	82,297	80,260	174,653	154,668
Selling, general, and administrative expense	71,796	69,785	70,182	141,581	139,204
Total operating expense	164,152	152,082	150,442	316,234	293,872
Operating margin (1)	159,364	116,838	238,225	276,202	483,698
Compensation (gain) expense — deferred compensation plan	(2,313)	5,736	54	3,423	1,716
Loss/(gain) on deferred compensation plan securities	2,313	(5,736)	(54)	(3,423)	(1,716)
Interest income and other	(1,415)	(1,807)	(957)	(3,222)	(1,842)
Gain reclassified from other comprehensive income	(69)	(102)	—	(171)	—
Interest expense	2,116	937	870	3,053	1,911
Income before income taxes	158,732	117,810	238,312	276,542	483,629
Income tax expense	(3,947)	1,976	23,685	(1,971)	44,933
Net income	162,679	115,834	214,627	278,513	438,696

Other comprehensive income:
Unrealized gain on investments
Unrealized holding gain on investments arising during period, net of tax of $8, $58 and $66	2,799	304	—	3,103	—
Less: Reclassification adjustments for gain on investments included in net income, net of tax of $1, $5 and $6	(3)	(20)	—	(23)	—
	2,796	284	—	3,080	—
Unrealized gain on derivatives
Unrealized gain on derivatives arising during period, net of tax of $34, $8 and $42	63	14	—	77	—
Less: Reclassification adjustments for gain on derivatives included in net income, net of tax of $23, $27 and $50	(42)	(50)	—	(92)	—
	21	(36)	—	(15)	—
Other comprehensive income	2,817	248	—	3,065	—
Comprehensive income	$165,496	$116,082	$214,627	$281,578	$438,696

Net income per share:
Basic	$0.51	$0.36	$0.66	$0.87	$1.36
Diluted	$0.50	$0.35	$0.65	$0.85	$1.33

Shares used in computing per share amounts:
Basic	321,218	322,586	323,271	321,898	322,145
Diluted	325,285	327,061	329,904	326,172	328,874

Cash dividends per common share	$0.08	$0.08	$0.06	$0.16	$0.12

Tax rate	(2.5)%	1.7%	9.9%	(0.7)%	9.3%
% of Net sales:
Gross margin	69.6%	70.1%	70.9%	69.8%	71.7%
Research and development	19.9%	21.4%	14.6%	20.6%	14.3%
Selling, general, and administrative	15.4%	18.2%	12.8%	16.7%	12.8%
Operating margin(1)	34.3%	30.4%	43.4%	32.5%	44.6%
Net income	35.0%	30.2%	39.1%	32.8%	40.5%

Notes:
(1) We define operating margin as gross margin less research and development and selling, general and administrative expenses, as presented above. This presentation differs from income from operations as defined by U.S. Generally Accepted Accounting Principles ("GAAP"), as it excludes the effect of compensation associated with the deferred compensation plan obligations. Since the effect of compensation associated with our deferred compensation plan obligations is offset by losses/(gains) from related securities, we believe this presentation provides a more meaningful representation of our ongoing operating performance. A reconciliation of operating margin to income from operations follows:

	Three Months Ended			Six Months Ended
(In thousands, except per share amounts)	June 29, 2012	March 30, 2012	July 1, 2011	June 29, 2012	July 1, 2011
Operating margin (non-GAAP)	$159,364	$116,838	$238,225	$276,202	$483,698
Compensation (gain) expense — deferred compensation plan	(2,313)	5,736	54	3,423	1,716
Income from operations (GAAP)	$157,051	$122,574	$238,279	$279,625	$485,414

ALTERA CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands, except par value amount)	June 29, 2012	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$2,884,063	$3,371,933
Short-term investments	46,381	65,222
Total cash, cash equivalents, and short-term investments	2,930,444	3,437,155
Accounts receivable, net	425,267	232,273
Inventories	146,090	122,279
Deferred income taxes — current	71,171	58,415
Deferred compensation plan — marketable securities	57,770	54,041
Deferred compensation plan — restricted cash equivalents	15,707	17,938
Other current assets	40,106	52,710
Total current assets	3,686,555	3,974,811
Property and equipment, net	193,299	171,721
Long-term investments	579,924	74,033
Deferred income taxes — non-current	25,903	26,629
Other assets, net	45,227	35,074
Total assets	$4,530,908	$4,282,268

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$68,779	$52,154
Accrued liabilities	43,691	34,029
Accrued compensation and related liabilities	37,675	78,181
Deferred compensation plan obligations	73,477	71,979
Deferred income and allowances on sales to distributors	374,175	279,876
Credit facility	—	500,000
Total current liabilities	597,797	1,016,219
Income taxes payable — non-current	246,718	263,423
Long-term debt	500,000	—
Other non-current liabilities	9,268	8,730
Total liabilities	1,353,783	1,288,372
Stockholders' equity:
Common stock: $.001 par value; 1,000,000 shares authorized; outstanding - 319,945 shares at June 29, 2012 and 322,054 shares at December 31, 2011	320	322
Capital in excess of par value	1,096,654	1,050,752
Retained earnings	2,077,219	1,942,955
Accumulated other comprehensive income (loss)	2,932	(133)
Total stockholders' equity	3,177,125	2,993,896
Total liabilities and stockholders' equity	$4,530,908	$4,282,268

ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended
	June 29, 2012	July 1, 2011

Cash Flows from Operating Activities:
Net income	$278,513	$438,696
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,749	15,214
Stock-based compensation	46,200	37,432
Deferred income tax (benefit) expense	(12,090)	4,897
Tax effect of employee stock plans	16,500	17,048
Excess tax benefit from employee stock plans	(16,434)	(14,589)
Changes in assets and liabilities:
Accounts receivable, net	(192,994)	(19,896)
Inventories	(23,811)	23,212
Other assets	6,019	43,638
Accounts payable and other liabilities	(19,066)	(53,532)
Deferred income and allowances on sales to distributors	94,299	(47,923)
Income taxes payable	(16,658)	12,921
Deferred compensation plan obligations	(1,925)	(754)
Net cash provided by operating activities	175,302	456,364
Cash Flows from Investing Activities:
Purchases of property and equipment	(31,312)	(9,796)
Sales of deferred compensation plan securities, net	1,925	754
Purchases of available-for-sale securities	(576,568)	—
Proceeds from sale and maturity of available-for-sale securities	92,643	—
Net cash used in investing activities	(513,312)	(9,042)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock through various stock plans	26,086	87,122
Shares withheld for employee taxes	(6,562)	(8,178)
Payment of dividends to stockholders	(51,558)	(38,681)
Proceeds from issuance of long-term debt	500,000	—
Repayment of credit facility	(500,000)	—
Long-term debt and credit facility issuance costs	(5,244)	—
Repurchases of common stock	(129,016)	—
Excess tax benefit from employee stock plans	16,434	14,589
Net cash (used in) provided by financing activities	(149,860)	54,852
Net (decrease) increase in cash and cash equivalents	(487,870)	502,174
Cash and cash equivalents at beginning of period	3,371,933	2,765,196
Cash and cash equivalents at end of period	$2,884,063	$3,267,370